                                                                   EXHIBIT 10.15
                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and among medibuy.com, Inc., a Delaware corporation ("MEDIBUY"), PartNET, Inc., a Utah corporation and a wholly-owned subsidiary of MEDIBUY ("COMPANY") and Don Brown ("EXECUTIVE").

        1. EMPLOYMENT.

        COMPANY hereby employs EXECUTIVE, and EXECUTIVE hereby agrees to accept employment from COMPANY, as President of COMPANY. EXECUTIVE agrees during the term of his employment under this Agreement to perform the duties and responsibilities customarily required of such position, and to be subject to COMPANY's bylaws and Utah corporation law. EXECUTIVE agrees to perform such services consistent with his position as shall be reasonably determined from time to time by COMPANY's or MEDIBUY's Board of Directors. EXECUTIVE further agrees to use his best efforts to promote the interests of COMPANY and MEDIBUY and to devote substantially all of his normal business time and energies to the business and affairs of COMPANY, unless otherwise authorized by the Chief Executive Officer of COMPANY or the Chief Executive Officer of MEDIBUY. EXECUTIVE may, however, engage in other business matters as well as civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties to COMPANY hereunder.

        2. TERM OF EMPLOYMENT.

The employment under this Agreement shall commence on November 22, 1999 and shall end on November 22, 2001, provided that the term of the Agreement shall be extended



                                       1.

automatically for successive periods of one year unless otherwise terminated under Paragraph 5 of this Agreement.

        3. COMPENSATION

               (a) BASE SALARY. As compensation for services provided to COMPANY, EXECUTIVE shall receive a salary at the annual rate of $193,000 less such payroll and withholding taxes as required by law to be deducted and such other amounts as EXECUTIVE shall authorize in writing. The salary shall be payable in semi-monthly installments. Such salary may be increased, but not decreased, from time to time as decided in the good faith discretion of the Board of Directors of COMPANY.

               (b) BONUS. As additional compensation for services rendered by EXECUTIVE, EXECUTIVE shall be entitled to participate in any incentive bonus program that COMPANY's or MEDIBUY's Board of Directors may establish for its executive employees. Such bonus program shall provide a maximum bonus of fifty percent (50%) of the salary paid during the year in which the bonus is earned, based upon factors established by COMPANY's or MEDIBUY's Board of Directors or COMPANY's or MEDIBUY's Chief Executive Officer.

               (c) EQUITY COMPENSATION. As further compensation for the services rendered by EXECUTIVE, upon his commencement of employment with the COMPANY pursuant to this Agreement and approval by MEDIBUY's Board of Directors, EXECUTIVE will be granted an incentive stock option (the "Option") (to the extent such Option qualifies as an incentive stock option under applicable laws and regulations) to purchase 100,000 shares of Common Stock of MEDIBUY at an exercise price equal to the fair market value of MEDIBUY Common Stock (as determined by the Board of Directors) as of the date of this Agreement.



                                       2.

The issuance and exercise of the Option and the issuance of shares subject to the Option shall be subject to the conditions of the MEDIBUY's 1999 Omnibus Equity Plan (the "Plan").

                    (i) VESTING OF OPTIONS. The shares subject to the Option shall vest according to the following schedule:

        Upon EXECUTIVE's completion of 6 full months of employment pursuant to this Agreement, 13% of the shares subject to the Option, or 13,000 shares, shall vest and be subject to exercise immediately, and upon EXECUTIVE's completion of one full year of employment pursuant to this Agreement, an additional 12% of the shares subject to the Option, or 12,000 shares, shall vest and be subject to exercise immediately, provided, however, that in the event EXECUTIVE resigns his employment with COMPANY without Good Reason (as defined in Section 5(d) below) prior to the completion of one full year of employment under this Agreement, any shares of COMPANY'S Common Stock that EXECUTIVE has acquired by virtue of the exercise of such Option shall be subject to COMPANY's right to repurchase at the price EXECUTIVE paid for them, and any shares subject to the Option that have vested but which EXECUTIVE has not yet exercised shall become null and void.

        The remaining 75,000 shares subject to the Option shall vest and be subject to exercise at the rate of 2,083.33 shares for each full month that EXECUTIVE'S employment continues under this Agreement after the first anniversary hereunder, such that all of the shares shall be vested and exercisable as of the fourth anniversary of the date of this Agreement.

                    (ii) CHANGE IN CONTROL. Upon a "Change in Control" (as defined below), 35% of the total shares subject to the Option granted to EXECUTIVE under Section 3(c), above, that have not yet vested as of the effective date of such Change in Control, shall vest



                                       3.

on the effective date of the Change in Control. Subject to provisions regarding termination of EXECUTIVE'S employment for Cause hereunder, the remaining 65% of such unvested shares subject to the Option shall vest monthly pro rata over the remaining original vesting schedule, unless such shares subject to the Option would vest sooner pursuant to some other provision of this Agreement, in which event the schedule which results in the earlier vesting shall apply. In the event that, within the first twelve (12) months from the effective date of a Change in Control, EXECUTIVE's employment is terminated without Cause or EXECUTIVE resigns for Good Reason, then the balance of the shares subject to the Option granted to EXECUTIVE under this Agreement that have not vested as of the effective date of such termination or resignation for Good Reason shall vest and become exercisable immediately. "Change in Control" shall mean either (i) a dissolution, liquidation, or sale of all or substantially all of the assets of MEDIBUY; (ii) a merger or consolidation in which MEDIBUY is not the surviving corporation; (iii) a reverse merger in which MEDIBUY is the surviving corporation but the shares of MEDIBUY's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) after the Listing Date (as defined in the Plan), an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as hereafter amended or succeeded (excluding any employee benefit plan, or related trust, sponsored or maintained by MEDIBUY or an affiliate of MEDIBUY) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of MEDIBUY or its successor representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (v) after the Listing Date, if individuals who, as of the date of the adoption of the Plan, are members of the MEDIBUY Board (the "Incumbent Board"), cease for



                                       4.

any reason to constitute at least fifty percent (50%) of the Board, provided that, if the election, or nomination for, election, by MEDIBUY's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board. Notwithstanding the foregoing, in the case of (ii) and (iii) above, such transactions shall only be deemed a "Change in Control" if the stockholders of MEDIBUY or its successor immediately prior to such merger, consolidation or reverse merger: (A) hold less then 50% of the outstanding securities of the surviving company following the merger or consolidation, or
(B) in the event that the securities of an affiliated entity are issued to the stockholders of MEDIBUY in the transaction, hold less then 50% of the outstanding securities of such entity corporation.

               (d) SECURITIES REGISTRATION. MEDIBUY shall cause all of EXECUTIVE's shares subject to the Option to be included in an effective registration statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, within 180 days after the initial registered public offering of MEDIBUY's Common Stock

        With respect to any Common Stock of MEDIBUY that EXECUTIVE receives in connection with the acquisition of COMPANY by MEDIBUY ("Merger Shares"), MEDIBUY will grant EXECUTIVE piggy back registration rights for such Merger Shares that entitle EXECUTIVE to include in a registration of MEDIBUY's Common Stock the same proportionate number of his Merger Shares which is equal in proportion to the number of any executive's shares of Common Stock which may be included in such registration (not including any rights as may exist or be granted with respect to any of MEDIBUY's stock option plans). For purposes of the registration rights under this paragraph (d), an "executive" is defined as an individual holding the office of executive vice president of MEDIBUY or above.



                                       5.

        4. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES AND MOVING EXPENSES.

               (a) BENEFIT PLANS. During the term of this Agreement, EXECUTIVE shall be provided with medical insurance, vacation benefits, sick leave benefits, holidays and all other benefits which MEDIBUY makes available generally to its executive employees from time to time, subject to the terms of the plans, and such benefits will not be less than, and will be on terms no less favorable than, MEDIBUY provides to its executive employees generally.

               (b) REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, MEDIBUY or COMPANY shall reimburse EXECUTIVE promptly for all expenditures, including travel, entertainment, parking and business meetings (including the dues and business related expenses of memberships at appropriate business clubs, provided such memberships are approved in writing by the Chief Executive Officer of MEDIBUY), provided such expenses are incurred and submitted for reimbursement in accordance with the policies then in effect, as established from time to time by MEDIBUY's Board of Directors.

        5. TERMINATION OF EMPLOYMENT.

               (a) AUTOMATIC TERMINATION. This Agreement will automatically terminate in the event of EXECUTIVE's death, or EXECUTIVE's disability which has prevented EXECUTIVE from performing substantially all of his duties and responsibilities for a continuous period of ninety (90) days ("Disability"). In the event of EXECUTIVE's death or Disability, MEDIBUY agrees: (i) to honor the exercise of any stock options that have vested prior to the date of such termination, subject to the applicable conditions of this Agreement and the Plan, (ii) to pay all salary due or accrued as of the date of EXECUTIVE's death or determination of



                                       6.
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disability all accrued and unused vacation pay and bonuses, and (iii) to continue to pay EXECUTIVE's salary for the lesser of (1) the remaining term of this Agreement or (3) three months following the date of death or determination of Disability, less any payments made to EXECUTIVE pursuant to MEDIBUY or COMPANY-sponsored disability insurance.

               (b) TERMINATION WITHOUT CAUSE. In the event that MEDIBUY terminates this Agreement without Cause as defined herein, MEDIBUY shall, subject to the conditions set forth in Section 6 herein, continue to pay EXECUTIVE his salary for a period of twelve (12) months plus any accrued, but unused vacation, and less any applicable payroll and withholding taxes or other legally required deductions, provided EXECUTIVE first executes the Waiver and Release, attached to this Agreement as Appendix A. The salary continuation for EXECUTIVE shall be at the higher of (i) his salary level in effect at the time of termination or (ii) his salary level in effect on the date six months prior to the date of his notice of termination, and shall be paid in the same manner and at the same intervals as if EXECUTIVE continued his employment during that one year period. MEDIBUY reserves the right to pay the twelve (12) months salary continuation amount in a lump sum, discounted to present value using a discount factor or 6%.

In the event EXECUTIVE elects continued health insurance coverage under COBRA, MEDIBUY agrees to reimburse EXECUTIVE for the same portion of EXECUTIVE's COBRA health insurance premium that it paid during EXECUTIVE's employment. In the event EXECUTIVE elects to obtain life and/or disability insurance coverage, MEDIBUY agrees to reimburse EXECUTIVE in an amount not to exceed the amount that MEDIBUY paid for EXECUTIVE's MEDIBUY-sponsored life and disability insurance coverage during EXECUTIVE's employment. MEDIBUY will provide such reimbursements up until the earlier of: (i) twelve (12) months from the termination of EXECUTIVE's employment with the



                                       7.

COMPANY; or (ii) the date on which EXECUTIVE begins full-time employment with another company or business entity. No other compensation or benefits shall be due to EXECUTIVE. In the event that EXECUTIVE undertakes any activities in violation of Section 6 herein without written permission from MEDIBUY's Chief Executive Officer, MEDIBUY's and COMPANY's obligation to pay EXECUTIVE severance compensation and/or reimbursement for benefit payments pursuant to this Section 5(b) shall cease.

               (c) TERMINATION FOR CAUSE. Notwithstanding the provisions of sub-section 5(b), MEDIBUY may terminate EXECUTIVE's employment for Cause, as defined herein. For purposes of this Agreement, MEDIBUY shall have "Cause" to terminate EXECUTIVE's employment in the event of the following:

                    (i) conviction of EXECUTIVE for any crime, or entry of a plea of nolo contendere for any crime involving moral turpitude or dishonesty;

                    (ii) EXECUTIVE's participation in a fraud or act of dishonesty against COMPANY or MEDIBUY;

                    (iii) EXECUTIVE's willful misfeasance or nonfeasance of duty that materially injures the reputation, business or business relationships of COMPANY or MEDIBUY or any of their officers, directors or affiliates,

                    (iv) a material breach by EXECUTIVE of any term of this Agreement or the Proprietary Information and Inventions Agreement that EXECUTIVE has entered into with MEDIBUY, or any of MEDIBUY's or COMPANY's written policies and procedures, or



                                       8.

                    (v) conduct by EXECUTIVE that in the good faith and reasonable determination of MEDIBUY's Board of Directors demonstrates gross unfitness to serve, but not including conduct resulting from physical or mental disability.

               In the event EXECUTIVE's employment is terminated for Cause, he will not be entitled to receive any severance pay or any other severance compensation.

               (d) TERMINATION FOR GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean:

                    (i) Any material decrease in EXECUTIVE's authority or responsibility; or

                    (ii) any action by MEDIBUY (including the elimination of benefit plans without providing substitutes thereof or the reduction of EXECUTIVE's benefits thereunder) that would substantially diminish the aggregate value of EXECUTIVE's compensation package as they exist at such time.

               (e) RESIGNATION. EXECUTIVE retains the right to resign or otherwise voluntarily terminate his employment with COMPANY upon ninety (90) days' written notice to the Chief Executive Officer of MEDIBUY. In the event EXECUTIVE resigns or otherwise voluntarily terminates his employment with COMPANY (other than for Good Reason as defined above), EXECUTIVE shall not be entitled to any compensation, including benefits, beyond the effective date of his resignation.



                                       9.

               (f) STOCK OPTIONS. Except as provided in Section 3(c)(ii) herein, any shares subject to the Option that are unvested as of the date of EXECUTIVES's termination, for whatever reason or no reason, shall be null and void.

        6. RESTRICTIVE COVENANTS: NONCOMPETITION, CONFIDENTIALITY AND CONFLICTS OF INTEREST.

               (a) CONFIDENTIAL INFORMATION: EXECUTIVE agrees and understands that, due to the nature of his position with COMPANY, he will gain possession of confidential information about MEDIBUY and COMPANY and the way each conducts its business. In conjunction with the execution of, and as part of the consideration given for, this Agreement, EXECUTIVE will execute the Proprietary Information and Inventions Agreement that is attached to this Agreement as Appendix B. EXECUTIVE's duties and obligations under Appendix B shall survive termination of his employment with COMPANY.

               (b) NON-COMPETITION. During the Noncompetition Period (defined in
Section 6(g) herein), EXECUTIVE shall not, and shall not permit any of EXECUTIVE's Affiliates (defined in Section 6(g) herein) to, without first obtaining the prior written approval of MEDIBUY's Chief Executive Officer or Board of Directors:

                    (i) directly or indirectly engage in any activities in Competition (defined in Section 6(g) herein) in any Restricted Territory (defined in Section 6(g) herein); or

                    (ii) become an employee, officer, director, stockholder, owner, co-owner, affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become



                                      10.
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associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any entity or person that engages directly or indirectly in Competition in any Restricted Territory.

Notwithstanding the foregoing, EXECUTIVE may own, as a passive investor, securities of any publicly traded companies, provided his beneficial ownership of the stock of any one such corporation does not exceed 1% of such corporation's voting stock.

               (c) CONFLICTS OF INTEREST. During the Noncompetition Period, EXECUTIVE agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to MEDIBUY's, COMPANY's, and/or any of their Affiliates', business or prospects, financial or otherwise. However, EXECUTIVE may own, as a passive investor, securities of any publicly traded companies, provided his beneficial ownership of the stock of any one such corporation does not exceed 1% of such corporation's voting stock.

               (d) NON-INTERFERENCE. During the Noncompetition Period, EXECUTIVE will not interfere with the business of MEDIBUY or COMPANY, or any of their Affiliates by:

                    (i) directly or indirectly, personally or through others, encouraging, inducing, soliciting, attempting to solicit on EXECUTIVE's behalf or on behalf of any other Person, induce, or otherwise cause any employee of MEDIBUY, COMPANY or any of their Affiliates to terminate his or her employment with MEDIBUY, COMPANY or any of their Affiliates.



                                      11.
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                    (ii) directly or indirectly, personally or through others, encouraging, inducing, soliciting, attempting to solicit on EXECUTIVE's own behalf or on behalf of any other Person the business of any customer of MEDIBUY, COMPANY or any of their Affiliates, which at the time of termination or one year prior thereto was listed on COMPANY's, MEDIBUY's and/or any of their Affiliates' customer list.

               (e) SPECIFIC PERFORMANCE. EXECUTIVE agrees that in the event of any breach or threatened breach by EXECUTIVE of any covenant or obligation contained in this Section 6, MEDIBUY and/or COMPANY shall be entitled (in addition to seeking any other remedy which may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. EXECUTIVE further agrees that neither MEDIBUY nor COMPANY shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(e), and EXECUTIVE irrevocably waives any right he may have to require MEDIBUY or COMPANY to obtain furnish or post any such bond or similar instrument.

               (f) INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to the COMPANY, EXECUTIVE shall indemnify and hold harmless MEDIBUY and COMPANY and their Affiliates against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees) , charge or expense (whether or not relating to a third party claim) that is directly or indirectly suffered or incurred at any time by MEDIBUY or COMPANY, or to which MEDIBUY or COMPANY otherwise becomes



                                      12.
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subject at any time and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Section 6, or (b) any failure on the part of EXECUTIVE to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this
Section 6.

               (g) DEFINED TERMS. For purposes of this Section 6 of this
Agreement:

                    (i) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

                    (ii) "Competition." An activity is deemed to be in "Competition" if it is similar to or competitive with any business in which MEDIBUY, COMPANY or any of their Affiliates is engaged during EXECUTIVE's employment with COMPANY, including as of the date on which EXECUTIVE's employment with COMPANY terminates.

                    (iii) "Noncompetition Period" shall mean the period commencing on the date of this Agreement and ending on the date one year following the date of the termination of EXECUTIVE's employment with COMPANY for any reason.

                    (iv) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.



                                      13.
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                    (v) "Restricted Territory" means each county or similar
political subdivision of each State of the United States of America (including each of the counties in the State of California), and each State, territory or possession of the United States of America.

        7. NOTICES.

               For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

        If to EXECUTIVE:             Don Brown
                                     2009 East Herbert Avenue
                                     Salt Lake City, UT  84108

        If to MEDIBUY or COMPANY:    medibuy.com, Inc.
                                     10120 Pacific Heights Boulevard, Suite 100
                                     San Diego, CA  92121
                                     Attn:  Chief Executive Officer

or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement or, in the case of EXECUTIVE, to the address listed for him in COMPANY's records, and in the case of COMPANY or MEDIBUY, to the address known by him to be where the office of the Chief Executive Officer of MEDIBUY is located.

        8. ATTENDANCE AT BOARD OF DIRECTOR'S MEETINGS.

        EXECUTIVE shall be entitled to attend Board of Directors' meetings of the COMPANY and MEDIBUY (subject to the Board of Directors' exclusion of EXECUTIVE as the Board may deem necessary to preserve the confidentiality of sensitive information) and, in connection therewith, to receive timely notice of meetings and all written materials provided to Directors in



                                      14.

advance of and during the meetings. EXECUTIVE's attendance and notice rights under this section shall terminate effective upon the initial public offering of MEDIBUY's or COMPANY's securities.

        9. MODIFICATIONS; WAIVERS; APPLICABLE LAW.

        No provision in this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by EXECUTIVE and by the Chief Executive Officer of MEDIBUY. This Agreement shall be construed and interpreted in accordance with the laws of the State of Utah.

        10. INDEMNIFICATION.

        As an officer of COMPANY, EXECUTIVE shall be fully indemnified by COMPANY and MEDIBUY to the fullest extent permitted by Utah law and COMPANY's and MEDIBUY's bylaws, as they may be amended from time to time. EXECUTIVE will be designated as an insured under MEDIBUY's Director's and Officer's liability insurance policy.

        11. SEVERABILITY.

        If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or



                                      15.

unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

        12. SUCCESSOR RIGHTS AND ASSIGNMENT.

        This Agreement shall bind, inure to the benefit of and be enforceable by EXECUTIVE's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of COMPANY or MEDIBUY under this Agreement may be assigned by MEDIBUY, in which event it shall be binding upon, and inure to the benefit of, the person(s) or entity(ies) to whom it is assigned. EXECUTIVE may not assign his duties hereunder and he may not assign any of his rights hereunder without the written consent of MEDIBUY.

                     [This space intentionally left blank.]



                                      16.

        IN WITNESS WHEREOF, EXECUTIVE , MEDIBUY and COMPANY have executed this Agreement on the dates indicated below.

                                       EXECUTIVE:


Dated:11/15/99                         /s/ Don R. Brown
      --------------------------       --------------------------------
                                       DON BROWN



                                       MEDIBUY:

                                       MEDIBUY.COM, INC.


Dated:11/22/99                         By:/s/ Dennis J. Murphy
      --------------------------          -----------------------------
                                          Dennis J. Murphy
                                          Chief Executive Officer



                                       COMPANY:

                                       PARTNET, INC.


Dated:11/22/99                         By:/s/ Don R. Brown
      --------------------------          -----------------------------
                                          Name: Don Brown
                                          Title: President



                                      17.

                                   APPENDIX A

                          RELEASE AND WAIVER OF CLAIMS

        In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, DON BROWN, hereby furnish MEDIBUY AND/OR ITS AFFILIATES (the "Company"), with the following release and waiver ("Release and Waiver").

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns affiliates and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Termination Date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.


Date: December 22, 1999                    By: /s/ Don Brown
                                              -------------------------------
                                              DON BROWN

                                   APPENDIX B

                                     MEDIBUY

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by MEDIBUY AND/OR ITS AFFILIATES (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE.

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

        2.4 NONASSIGNABLE INVENTIONS. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("SPECIFIC INVENTIONS LAW"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the

Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

        10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of Utah, as such laws are applied to agreements entered into and to be performed entirely within Utah between Utah residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Utah for any lawsuit filed there against me by Company arising from or related to this Agreement.

        10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: November 22 1999.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated: November, 15, 1999


Don R. Brown
----------------------------
(SIGNATURE)

Don R. Brown
----------------------------
DON BROWN




ACCEPTED AND AGREED TO:


MEDIBUY.COM, INC.

By: Dennis J. Murphy
   -------------------------
Title: President & CEO
      ----------------------

10120 Pacific Heights Blvd.
----------------------------
(Address)

San Diego, CA 92121
----------------------------
Dated:
      --------------

PARTNET, INC.


By: Don R. Brown
   -------------------------
Title: President
      ----------------------
615 Arapren Dr. #204
----------------------------
(Address)

SLC, Ut 84108
----------------------------
Dated: 11/15/99
      --------------

                                    EXHIBIT A


TO:          MEDIBUY AND/OR ITS AFFILIATES

FROM:        DON BROWN

DATE:        _____________________

SUBJECT:     PREVIOUS INVENTIONS

        1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by MEDIBUY AND/OR ITS AFFILIATES (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]    No inventions or improvements.

        [ ]    See below:


               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________



[ ]     Additional sheets attached.


        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

        INVENTION OR IMPROVEMENT            PARTY(ies)                  RELATIONSHIP
1.      ________________________       _____________________       __________________________________

2.      ________________________       _____________________       __________________________________

3.      ________________________       _____________________       __________________________________


[ ]     Additional sheets attached.